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                                                        EXHIBIT 23.02



                        CONSENT OF INDEPENDENT AUDITORS


        We hereby consent to the incorporation by reference in the registration statement on Form S-8 of The New World Power Corporation of our report dated February 23, 1996, relating to the consolidated balance sheet of Photocomm, Inc. and subsidiaries as of December 31, 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for the year then ended.



KPMG Peat Marwick LLP
Phoenix, Arizona
June 27, 1996